                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                 GADZOOKS, INC.
                (Name of Registrant As Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         $__________ (aggregate amount to be distributed to security holders)

     4)  Proposed maximum aggregate value of transaction:
         $__________ (aggregate amount to be distributed to security holders)

     5)  Total fee paid:
         $__________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount Previously Paid:

         ----------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------------

     3)  Filing Party:

         ----------------------------------------------------

     4)  Date Filed:

         ----------------------------------------------------

                                (GADZOOKS LOGO)

                                  Dallas, Texas

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TUESDAY, JUNE 17, 2003

To the Shareholders of Gadzooks, Inc.

         The 2003 Annual Meeting of Shareholders (the "Annual Meeting") of Gadzooks, Inc., a Texas corporation (the "Company" or "Gadzooks"), will be held on Tuesday, June 17 at 9:00 a.m., local time, at Gadzooks' headquarters, 4121 International Parkway, Carrollton, Texas 75007 for the following purposes:

         1. To elect three directors to serve until the 2006 Annual Meeting of Shareholders;

         2. To approve amendments to the Gadzooks, Inc. 1995 Non-Employee Director Stock Option Plan (the "Director Plan") to (i) increase the number of shares for which options will be granted to newly-elected or appointed non-employee directors from 5,000 shares to 15,000 shares, (ii) provide for a one-time grant of an option to purchase 10,000 shares to each non-employee director on the day of the Annual Meeting and (iii) increase the number of shares available for issuance under the Director Plan from 100,000 to 200,000.

         3. To approve amendments to the Gadzooks, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the maximum aggregate number of shares reserved for issuance from 110,000 to 160,000.

         4. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for Gadzooks for the fiscal year ending January 31, 2004; and

         5. To transact all other business that may properly come before such meeting or any adjournment(s) thereof.

         The close of business on Thursday, May 1, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. Only holders of record of Gadzooks' common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. Gadzooks' stock transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any Company shareholder at Gadzooks' headquarters, 4121 International Parkway, Carrollton, Texas 75007, for purposes pertaining to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. A self-addressed, postage prepaid envelope is enclosed for your convenience. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

                                            By order of the Board of Directors

                                            GADZOOKS, INC.

                                            /s/ JAMES A. MOTLEY
                                            -------------------

                                            James A. Motley
                                            Secretary

May 13, 2003

                                 (GADZOOKS LOGO)

                           4121 International Parkway
                             Carrollton, Texas 75007
                                 (972) 307-5555

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                    SOLICITATION AND REVOCABILITY OF PROXIES

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Gadzooks, Inc., a Texas corporation (the "Company" or "Gadzooks"), for use at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, June 17, 2003 at 9:00 a.m., local time, at Gadzooks' headquarters, 4121 International Parkway, Carrollton, Texas 75007, (972) 307-5555, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of Gadzooks (the "Board of Directors") will be conducted primarily by mail. Mellon Investor Services, L.L.C. may be retained to assist Gadzooks in the solicitation of proxies in connection with the Annual Meeting for a fee of approximately $9,500, plus out-of-pocket expenses. In addition, officers, directors and employees of Gadzooks may solicit proxies personally or by telephone, telegram, electronic mail or other forms of wire or facsimile communication. These persons will receive no special compensation for any solicitation activities. Gadzooks will, upon request, reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Gadzooks' common stock (the "Common Stock"). Gadzooks will bear the costs of the solicitation. This proxy statement and the form of proxy were first mailed to shareholders of Gadzooks on or about May 19, 2003.

         The enclosed proxy, although executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy bearing a later date, (b) by written notice of revocation to the Secretary of Gadzooks at the address set forth above, or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by proxies will be voted at the Annual Meeting.

         At the close of business on May 1, 2003, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 9,159,671 shares of Common Stock were outstanding, each of which is entitled to one vote. Common Stock is the only class of outstanding securities of Gadzooks entitled to notice of, and to vote at, the Annual Meeting.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         Three directors are to be elected at the Annual Meeting. Carolyn Greer Gigli, Ron G. Stegall and Gerald R. Szczepanski have been nominated to serve as directors, and if elected, will serve until Gadzooks' Annual Meeting of Shareholders in 2006 and until their respective successors have been duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office. Each of these nominees for director currently serves as a director of Gadzooks, and biographical information for each is set forth below. Under Gadzooks' Bylaws and consistent with Texas law, directors are elected by plurality vote at each annual meeting of shareholders at which a quorum is present, and accordingly, abstentions and "broker non-votes" will have no effect on the election of directors except in determining if a quorum is present. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted for the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MS. CAROLYN GREER GIGLI AND MESSRS. RON G. STEGALL AND GERALD R. SZCZEPANSKI TO THE BOARD OF DIRECTORS.

         The following table sets forth certain information regarding the director nominees and the other directors of Gadzooks:


                                                                                      SERVED AS          DIRECTOR'S
         NAME                        AGE                POSITION                    DIRECTOR SINCE      TERM ENDING
         ----                        ---                --------                    --------------      -----------
Gerald R. Szczepanski...........      54      Chairman of the Board and Chief
                                               Executive Officer                         1983              2003
Lawrence H. Titus, Jr...........      52      Director                                   1983              2005
G. Michael Machens..............      52      Director                                   1992              2005
Robert E.M. Nourse..............      64      Director                                   1993              2004
Ron G. Stegall..................      55      Director                                   1999              2003
William C. Bousquette...........      66      Director                                   2001              2004
Carolyn Greer Gigli.............      60      Director                                   2003              2003

         GERALD R. SZCZEPANSKI, a co-founder of Gadzooks, has served as Chairman of the Board and Chief Executive Officer of Gadzooks since July 1994. Mr. Szczepanski also served as President of Gadzooks from January 1983 until July 1994, from July 1995 until August 1998 and from April 1999 until March 2001. Mr. Szczepanski has been a Director of Gadzooks since January 1983. Prior to founding Gadzooks, from 1977 to 1983, Mr. Szczepanski was a Vice President of T-Shirts Plus, a chain of 300 franchised retail t-shirt stores located throughout the United States. Mr. Szczepanski serves as a director for GameStop Corp., a video game and entertainment software specialty retailer. Mr. Szczepanski has a total of 26 years of experience in the retail business.

         LAWRENCE H. TITUS, JR., a co-founder of Gadzooks, has served as a Director of Gadzooks since January 1983. Mr. Titus currently manages personal investments. Mr. Titus served as President and Secretary of Gadzooks from July 1994 until July 1995, when he retired to pursue other interests. From January 1983 until July 1994, Mr. Titus was Vice President and Secretary of Gadzooks. Prior to founding Gadzooks, from 1976 to 1983, Mr. Titus was a Vice President of T-Shirts Plus, a chain of 300 franchised retail t-shirt stores located throughout the United States.

         G. MICHAEL MACHENS has served as a Director of Gadzooks since January 1992. Mr. Machens is currently a Managing General Partner of Phillips-Smith-Machens Venture Partners, a venture capital firm specializing in consumer and retail investments. Prior to joining Phillips-Smith in 1989, Mr. Machens served as Chief Financial Officer of Blockbuster Entertainment, Chief Financial Officer of Compco Computer Centers, and Controller of Pearle Health Services, Inc. Mr. Machens has served as a director of a number of privately-held retail companies.

         ROBERT E.M. NOURSE has served as a Director of Gadzooks since October 1993. Mr. Nourse is currently President of Arena Growth Ventures, a private investment company. From 1980 to 1996, Mr. Nourse served as President and Chief Executive Officer of The Bombay Company, Inc., a specialty retailer selling home furnishings and decorative accessories in over 400 stores in the United States and Canada. Mr. Nourse served as a Director of The Bombay Company, Inc. from 1990 to 1996. Mr. Nourse serves as director for a number of privately-held retail and manufacturing companies.

         RON G. STEGALL has served as a Director of Gadzooks since February 1999. Mr. Stegall is currently the chief executive officer of Arlington Equity Partners, Inc., a venture capital firm specializing in retailing start-ups, and a General Partner of American Harley-Davidson. Prior to forming Arlington Equity Partners, Inc. in 1992, Mr. Stegall founded BizMart, Inc., an office products superstore chain and was a retail executive with Tandy Corporation's Radio Shack unit for many years. Mr. Stegall serves as chairman of the board of directors of InterTAN, Inc., an international electronics retailer and also serves as a director of Hastings Entertainment, Inc., a superstore retailer.

         WILLIAM C. BOUSQUETTE has served as a director of Gadzooks since July 2001. Mr. Bousquette served as Senior Vice President and Chief Financial Officer of Texaco, Inc. from January 1995 to December 1996 prior to retiring. From 1990 to 1995, Mr. Bousquette served as Executive Vice President and Chief Financial Officer of Tandy Corporation, the predecessor company to Radio Shack Corporation. Mr. Bousquette also previously served as Vice President and Chief Financial Officer of Emerson Electric Company, Vice President of Rockwell International, and Assistant Controller of Ford Motor Company. Mr. Bousquette currently serves as a director for InterTAN, Inc., an international electronics retailer, and has previously served as a director for O'Sullivan Industries, a furniture manufacturer, and Cyprus Amax Minerals Company, a diversified mining company.

         CAROLYN GREER GIGLI has served as a director of the Company since February 2003. Since 2000 Ms. Greer has been Chief Executive Officer of Carol Greer Associates, a retail consulting firm. From 1995 through 1999, Ms. Greer served as President and Chief Executive Officer, Specialty Footwear & Apparel Division of Woolworth/Venator. From 1992 to 1994, Ms. Greer served as Vice Chairman, Merchandising, and from 1990 to 1992, she served as President and Chief Executive Officer of the Broadway South West Division of Carter Hawley Hale Stores, Inc. Prior to 1990, Ms. Greer spent 19 years with Rich's, a division of Federated Department Stores, serving in various positions. Ms. Greer serves as a director for Loehmann's, a national off-price specialty retailer.

         The directors elected at the Annual Meeting will hold office for their respective terms and until their successors are duly elected and qualified, or until their earlier death, disqualification, retirement, resignation or removal from office. Mr. Szczepanski, in his capacity as an executive officer of Gadzooks, was elected to serve in such capacity until his successor is duly elected and qualified or until his earlier death, disqualification, retirement, resignation or removal from office. There is no family relationship between any of the directors and executive officers of Gadzooks.

         The following table sets forth information regarding the executive officers of Gadzooks who are not directors of Gadzooks:


               NAME                             AGE                    POSITION
               ----                             ---                    --------
Paula Y. Masters..........................       40        President and Chief Merchandising Officer
James A. Motley...........................       39        Vice President, Chief Financial Officer and Secretary
William S. Kotch III......................       52        Senior Vice President - Real Estate
Stephen R. Puterbaugh.....................       54        Vice President - Human Resources
George S. Sotirin.........................       44        Vice President - Store Operations
Jeffrey P. Creecy.........................       43        Vice President - Information Systems

         PAULA Y. MASTERS has served as President and Chief Merchandising Officer since March 2001. From October 1999 to March 2001, Ms. Masters served as Senior Vice President - General Merchandising Manager of Gadzooks, and from January 1999 to October 1999 served as its Vice President - General Merchandising Manager. Prior to joining Gadzooks, Ms. Masters held the position of Vice President - Divisional Merchandise Manager from January 1996 to December 1998 with Elder-Beerman, where she was responsible for that company's junior sportswear and dress business. From May 1986 to December 1995, Ms. Masters served in a variety of capacities at Margo's, including Vice President - Divisional Merchandise Manager from May 1993 to January 1994 and Senior Vice President - General Merchandise Manager from January 1994 to December 1995. Ms. Masters has over 18 years of experience in the apparel retailing business.

         JAMES A. MOTLEY has served as Vice President, Chief Financial Officer and Secretary since February 2000. Mr. Motley joined Gadzooks as Controller in November 1997 and was promoted to the position of Vice President - Finance and Secretary in May 1999. Prior to joining Gadzooks, Mr. Motley held the position of Director of Accounting Systems and Procedures for Tandy Corporation. Mr. Motley served as a certified public accountant in the audit practice of Price Waterhouse for over seven years before the Tandy position, working primarily on retail audit engagements. Mr. Motley has over 15 years of experience in the retailing business.


         WILLIAM S. KOTCH III has served as Senior Vice President - Real Estate since September 2001. From August 1995 to September 2001, Mr. Kotch served as Vice President - Real Estate of Gadzooks. From October 1986 until August 1995, Mr. Kotch served as National Director of Real Estate for County Seat Stores, Inc., a chain of over 700 specialty retail stores. Mr. Kotch was previously employed by the Zale Corporation for 13 years in various operational positions, including Manager of Corporate Real Estate from 1983 to 1985. Mr. Kotch has 20 years of retail leasing experience.

         STEPHEN R. PUTERBAUGH has served as Vice President - Human Resources since September 2000. Mr. Puterbaugh joined Gadzooks in August 1997 as Vice President - Human Resources, and served as Vice President - Human Resources and Loss Prevention from January 1999 to September 2000. Most recently, Mr. Puterbaugh served as Vice President - Human Resources for Dallas based Lil' Things from December 1994 to July 1997. Prior to December 1994, Mr. Puterbaugh held various human resources and operating positions with high growth retailers, including Circuit City, The Gap and Sears. Mr. Puterbaugh has over 31 years of experience in the department store and fashion specialty retail environment.

         GEORGE S. SOTIRIN has served as Vice President - Store Operations since March 2001. Mr. Sotirin served as Director - Store Operations from January 1998 to March 2001. Prior to joining Gadzooks, Mr. Sotirin served as a Regional Sales Director for G&G/Rave from July 1997 to January 1998. From November 1995 to July 1997, Mr. Sotirin was the Director of Stores at Styles for Less. Prior to that, Mr. Sotirin was the Director of Stores for Charlotte Russe from January 1994 to November 1995 and was a Regional Sales Director for the United Retail Group from January 1991 to January 1994. Mr. Sotirin has over 22 years experience in the retailing industry.

         JEFFREY P. CREECY has served as Vice President - Information Services since February 2000. Mr. Creecy joined Gadzooks as Director of Information Services in April 1998. Prior to joining Gadzooks, Mr. Creecy held the position of Computer Operations Manager for The Bombay Company. Mr. Creecy served in a variety of capacities during a seven-year career at Bombay, ranging from software development to operations management. Mr. Creecy has over 13 years experience in the retailing industry.

         The executive officers named above were elected to serve in such capacities until their respective successors have been duly elected and have been qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held seven meetings during fiscal 2002. Each director attended at least 75 percent of the meetings of the Board of Directors and any committee on which such director served during fiscal 2002.

         The Board of Directors currently has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Audit Committee currently consists of Messrs. Bousquette, Machens, Stegall, and Titus. The Audit Committee meets periodically with representatives of Gadzooks' independent accountants to review the general scope of the annual audit, including consideration of Gadzooks' accounting practices and procedures and system of internal accounting controls, and reports to the Board of Directors with respect thereto. The Charter of the Audit Committee was attached as Appendix A to the fiscal 2000 proxy statement. The Audit Committee met four times during fiscal 2002. The Compensation Committee, which currently consists of Messrs. Nourse and Stegall, meets periodically to review and make recommendations with respect to the annual compensation of Gadzooks' executive officers and management group. The Compensation Committee met seven times during fiscal 2002. The Nominating and Governance Committee, which currently consists of Messrs. Bousquette, Machens, Nourse, Stegall and Titus, meets periodically to review and monitor the size and composition of the Board, to develop the selection criteria for new directors, propose to the Board a slate of nominees for election and review and monitor the Company's corporate governance guidelines to assure that they reflect best practices. The Nominating and Governance Committee will consider persons recommended by shareholders for inclusion as nominees for election to the Board of Directors if the names of such persons are submitted in writing in a timely manner to the Secretary of the Company and the submission otherwise complies with the Company's Bylaws. The Charter of the Nominating and Governance Committee is attached as Appendix A to this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In fiscal 2002, Robert E. M. Nourse and Ron G. Stegall served as members of the Compensation Committee of Gadzooks. Neither of these individuals was an officer or employee of Gadzooks at any time during fiscal 2002.

         No current executive officer of Gadzooks serves as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Gadzooks' Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

         Each director of Gadzooks who is not an officer or employee of Gadzooks receives a $20,000 annual retainer fee, a $1,500 fee for each meeting of the Board of Directors attended by such director and a fee of $500 for each committee meeting attended by such director. In addition, directors of Gadzooks are reimbursed for their reasonable out-of-pocket expenses in connection with their travel to, and attendance at, meetings of the Board of Directors or committees thereof.

         Gadzooks has adopted a stock option plan for non-employee directors of Gadzooks (the "Director Plan"). Currently, the Director Plan (i) grants to newly-elected or appointed non-employee directors options to purchase 5,000 shares of Common Stock that vest over four years and (ii) grants annually to incumbent non-employee directors options to purchase 2,000 shares of Common Stock that vest over two years, which are awarded on the third day after Gadzooks' release of annual earnings at an exercise price equal to the fair market value of such shares of Common Stock on the date the option is granted. One hundred thousand shares of Common Stock are currently available for issuance under the Director Plan. At the Annual Meeting, the shareholders are being asked to approve amendments to the Director Plan, which are discussed below in "Proposal 2 - Approval of the Amendments to the 1995 Non-Employee Director Stock Option Plan."

         On March 15, 2002, under the Director Plan, Messrs. Bousquette, Machens, Nourse, Stegall and Titus were each granted options to purchase 2,000 shares of Common Stock at $15.74 per share, vesting over a two-year period and exercisable through March 2012. On February 20, 2003, Ms. Greer was granted options to purchase 5,000 shares of common stock at $3.54 per share, vesting over a four-year period and exercisable through February 2013. On March 13, 2003, under the Director Plan, Messrs. Bousquette, Machens, Nourse, Stegall and Titus were each granted options to purchase 2,000 shares of Common Stock at $2.42 per share, vesting over a two-year period and exercisable through March 2013. As of March 31, 2003, options to purchase 78,178 shares of Common Stock were outstanding under the Director Plan with a weighted average exercise price of $14.99 per share. Under the Director Plan, 21,000 of the options granted to date vest over a four-year period, and 57,178 of the options granted to date vest over a two-year period.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to compensation paid by Gadzooks to the Chief Executive Officer and the four next most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities during fiscal 2000, 2001 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                              ANNUAL COMPENSATION            -------------
                                      -----------------------------------     STOCK OPTION     ALL OTHER
          NAME                        YEAR        SALARY         BONUS(1)      SHARES(2)    COMPENSATION(3)
          ----                        ----       --------       ---------    -------------  ---------------
Gerald R. Szczepanski                 2002       $551,000           --           50,000       $ 66,856(4)
  Chairman of the Board and           2001        548,000           --             --           27,229
  Chief Executive Officer             2000        492,000       $582,852           --           34,710

Paula Y. Masters                      2002        402,000           --           25,000         15,192
  President and Chief                 2001        384,000           --           30,000         21,307
  Merchandising Officer               2000        277,000        291,263           --           18,097

James A. Motley                       2002        221,000           --           12,000         12,804
  Vice President, Chief               2001        204,000           --           10,000         18,655
  Financial Officer and               2000        177,000        128,319           --           13,477
  Secretary

George S. Sotirin                     2002        194,000           --           12,000         12,868
  Vice President --                   2001        168,000           --           27,500         16,963
  Store Operations                    2000        139,000         20,000          3,000         11,290

William S. Kotch, III                 2002        184,000           --            7,000         14,620
  Senior Vice President --            2001        185,000           --            7,500         18,201
  Real Estate                         2000        167,000         99,478           --           16,434

----------

(1) Gadzooks' executive officers are entitled to receive bonuses depending on Gadzooks' achievement of certain levels of operating income and other performance criteria. Amounts represent bonuses accrued for each year's performance, but paid in the subsequent year. See "Bonus Plan."

(2) The annual fiscal 2000 stock option grant was awarded to the executive officers on January 28, 2000, which fell at the end of fiscal 1999. Therefore, such grants were reported in fiscal 1999 rather than fiscal 2000.

(3) Amounts represent the Company's contributions to the Stock Purchase Plan, 401(k) Plan and automobile allowances.

(4) Amount includes $45,378 during fiscal 2002 for a twenty-year service award and the respective gross-up for the payment of associated taxes.

         The following table provides information concerning stock options granted to the Named Executive Officers in fiscal 2002. In addition, in accordance with the regulations of the Securities and Exchange Commission (the "SEC"), hypothetical gains or "option spreads" that would exist for the respective options are shown. These gains are based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS


                                                         % OF                                              POTENTIAL REALIZABLE
                                                        TOTAL                                                VALUE AT ASSUMED
                                     NUMBER OF         OPTIONS                                            ANNUAL RATES OF STOCK
                                       SHARES         GRANTED TO        EXERCISE                          PRICE APPRECIATION FOR
                                     UNDERLYING       EMPLOYEES         OR BASE                               OPTION TERM(2)
                                      OPTIONS         IN FISCAL          PRICE           EXPIRATION    ---------------------------
         NAME                        GRANTED(1)          2002            ($/SH)             DATE         5%($)            10%($)
         ----                        ----------       ----------     -----------         ----------    ----------       ----------
Gerald R. Szczepanski
  Chairman of the Board and           50,000            17.83%       $    15.80          2/25/12       $  496,827       $1,259,057
  Chief Executive officer

Paula Y. Masters
  President and Chief                 25,000             8.92%            15.80          2/25/12          248,413          629,528
  Merchandising Officer

James A. Motley
  Vice President, Chief
  Financial Officer and               12,000             4.28%            15.80          2/25/12          119,238          302,174
  Secretary

George S. Sotirin
  Vice President --                   12,000             4.28%            15.80          2/25/12          119,238          302,174
  Store Operations

William S. Kotch III
  Senior Vice President --             7,000             2.50%            15.80          2/25/12           69,556          176,268
  Real Estate

----------

(1) The options granted are subject to a five-year vesting schedule with 20% becoming exercisable on the first, second, third, fourth and fifth anniversary of the date of grant.

(2) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the SEC and do not reflect Gadzooks' estimates or projections of future Common Stock prices. There can be no assurance that the amounts reflected in this table will be achieved. These numbers exclude the provisions of Gadzooks' stock option plans governing termination of the option following employment termination, non-transferability or vesting.

         The following table sets forth, as of February 1, 2003, the number of options and the value of unexercised in-the-money options held by the Named Executive Officers.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                       OPTION EXERCISES
                                   -------------------------                NUMBER OF
                                                                       SHARES UNDERLYING                 VALUE OF UNEXERCISED
                                     NO. OF                          UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                     SHARES                             FEBRUARY 1, 2003                  FEBRUARY 1, 2003(1)
                                    ACQUIRED         VALUE        -----------------------------      ------------------------------
         NAME                      ON EXERCISE      REALIZED      EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
         ----                      -----------      --------      -----------     -------------      -----------      -------------
Gerald R. Szczepanski
  Chairman of the Board and           --               --           150,820          100,800          $  6,848             --
  Chief Executive Officer

Paula Y. Masters
  President and Chief                 --               --            78,000           94,000              --               --
  Merchandising Officer

James A. Motley
  Vice President,
  Chief Financial Officer             --               --            46,800           39,950              --               --
  and Secretary

George S. Sotirin
  Vice President --                   --               --            11,300           38,100              --              --
  Store Operations

William S. Kotch III
  Senior Vice President --            --               --            38,248           19,699              --               --
  Real Estate

----------

(1) For purposes of this table, the value of the unexercised options is the amount by which the market value of the Common Stock as of February 1, 2003 underlying the in-the-money options exceeds the exercise price thereof. This valuation methodology differs from the potential realizable value of the options at assumed annual rates of Common Stock price appreciation used to calculate the value of options granted to the Named Executive Officers on page 7.

BONUS PLAN

         The executive officers and certain other members of corporate management are eligible to receive cash bonuses in addition to their base salaries. The bonus plan for executive officers and corporate management is based upon Gadzooks' earnings before interest and income taxes for the fiscal year. Certain corporate management employees, excluding executive officers, received bonuses totaling an aggregate of approximately $309,834 for fiscal 2002. Executive officers received no bonuses for fiscal 2002. Gadzooks' field supervision (regional and district managers) and store management personnel are eligible to receive bonuses based on store sales, payroll and other expense and inventory control factors. Total bonuses paid to field supervision and store management personnel for fiscal 2002 were approximately $1,589,127. The executive officers' and corporate management's bonus plans are reviewed and approved by the Compensation Committee of the Board of Directors. The store management bonus plans are reviewed and approved by the executive officers.

EMPLOYEE STOCK OPTION PLANS

         In February 1992, the Board of Directors of Gadzooks adopted the 1992 Incentive and Nonstatutory Stock Option Plan (the "Incentive Plan"). The Incentive Plan is currently administered by the Compensation Committee. Subject to the express provisions of the Incentive Plan, the Compensation Committee may, from time to time, determine the persons that will be granted options under the Incentive Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. The Incentive Plan provides that options granted under the Incentive Plan may be either "incentive stock options" ("ISOs") as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISOs. The maximum number of shares of Common Stock currently available for grant under the Incentive Plan is 2,100,000. As of February 1, 2003, options to purchase approximately 1,275,228 shares were outstanding under the Incentive Plan with a weighted average exercise price of approximately $12.85 per share. All of the options granted to date under the Incentive Plan vest either immediately or over a three, four or five-year period.

         In September 1994, the Board of Directors of Gadzooks adopted the 1994 Incentive and Nonstatutory Stock Option Plan for Key Employees (the "Key Employee Plan"). The Key Employee Plan is also currently administered by the Compensation Committee. Subject to the express provisions of the Key Employee Plan, the Compensation Committee may, from time to time, determine the persons that will be granted options under the Key Employee Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. The Key Employee Plan provides that options granted under the Key Employee Plan may be either ISOs or non-ISOs. The maximum number of shares of Common Stock available for grant under the Key Employee Plan is 272,651 shares. As of February 1, 2003, options to purchase 13,695 shares were outstanding under the Key Employee Plan, all of which have an exercise price of $3.15, and options for 258,956 shares have been exercised under the Key Employee Plan, all of which had an exercise price of $3.15 per share. All of the options granted under the Key Employee Plan vest over a five-year period.

401(k) PLAN

         Effective January 1, 1995, Gadzooks adopted the Gadzooks, Inc. Employees' Savings Plan (the "401(k) Plan"). All employees who have been employed by Gadzooks for at least one year of service (provided that such service represents a minimum of 1,000 hours worked during the year) and are at least 21 years of age are eligible to participate. Employees may contribute to the 401(k) Plan up to 15% of their current compensation, subject to a statutorily prescribed annual limit. The 401(k) Plan provides that Gadzooks will make regular matching contributions to the 401(k) Plan each year in the amount of 50% of the participant's contribution, up to 5% of the participant's compensation, for the year. The 401(k) Plan also provides that Gadzooks may determine to make a discretionary profit-sharing contribution to the plan each year based upon Gadzooks' profitability for that year. As of the date of this Proxy Statement, Gadzooks has not made any profit-sharing contributions to the 401(k) Plan. Employee contributions and Gadzooks' matching contributions are paid to a corporate trustee and invested in Common Stock and various funds at the discretion of the participant. Gadzooks' contribution, if any, vests over five years or earlier upon attainment of retirement at age 65, retirement for disability, death or termination of the 401(k) Plan. Distributions may be made from a participant's account in the form of a lump sum upon termination of employment, retirement, disability, death or in the event of financial hardship. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees or by Gadzooks to the 401(k) Plan, and income earned on such contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

EMPLOYEE STOCK PURCHASE PLAN

         In March 1998, the Board of Directors adopted the Gadzooks, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is currently administered by the Compensation Committee. Any person who is an employee of Gadzooks who is scheduled to work at least 20 hours per week on a regular basis and has completed six months of employment with Gadzooks is eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is currently implemented by 180 monthly offerings of the Common Stock (each an "Offering") on the first day of each calendar month ending with March 31, 2013. The maximum aggregate number of shares reserved for issuance under the Stock Purchase Plan is 110,000. Common Stock is purchased for participants in the Stock Purchase Plan as of the last day of each Offering with the money deducted from their pay checks during the Offering. The purchase price per share of Common Stock is an amount equal to 85% of the fair market value of a share of Common Stock on the last day of such Offering. At the Annual Meeting, the shareholders are being asked to approve amendments to the Stock Purchase Plan, which are discussed below in "Proposal 3 - Approval of the Amendments to the Employee Stock Purchase Plan."

EMPLOYMENT AGREEMENTS

         Gadzooks has entered into a severance protection agreement with Mr. Szczepanski pursuant to which Gadzooks will provide certain benefits to him if his employment is terminated under certain conditions, including a change of control. If Mr. Szczepanski's employment with Gadzooks is terminated within 24 months following a change in control for any reason other than for cause or disability, death, or by the executive other than for good reason, the executive shall be entitled to (i) all accrued compensation and a pro rata bonus, (ii) severance pay equal to two times the sum of such executive's base salary and annual bonus and (iii) Gadzooks will continue to provide the executive with medical and dental coverage. If the executive's termination of employment with Gadzooks is not in connection with a change in control, the executive shall be entitled to the benefits discussed above except (i) the severance pay will be paid in the form of a biweekly periodic salary continuation payment for two years from the termination date with the amounts paid during the second year reduced by the amount the executive receives from other employment and (ii) the medical and dental coverage will continue until the earlier of the second anniversary of the termination date or the date the executive becomes eligible for Medicare coverage. In addition, Mr. Szczepanski agrees that upon termination of his employment with Gadzooks, he will not disclose any confidential information relating to Gadzooks and he will not solicit, interfere or compete with Gadzooks, its business, its clients or its customers for a period of 24 months.

         Gadzooks has entered into an executive retirement agreement with Mr. Szczepanski, pursuant to which Mr. Szczepanski or his estate shall be eligible to receive certain benefits on termination of his employment with Gadzooks as a result of either death, termination without cause (solely with respect to the benefits described in (iv) and (v)) or retirement. Upon such termination (i) Gadzooks will continue to provide Mr. Szczepanski (and his spouse, if applicable) medical, dental and life insurance coverage, (ii) Gadzooks will enter into a consulting relationship with Mr. Szczepanski for 24 months whereby Mr. Szczepanski will receive a consulting fee of $300,000 per year to facilitate an orderly transition to Mr. Szczepanski's successor; (iii) Mr. Szczepanski will receive his pro rata bonus for the fiscal year in which he retires; (iv) all of Mr. Szczepanski's stock options will become vested in full; and (v) all of Mr. Szczepanski's stock options with an exercise price equal to or greater than $9.00 will be amended to include a term equal to the lesser of (a) three years from such termination or (b) the original expiration date of such stock options. In addition, Mr. Szczepanski agrees that upon termination of his employment with Gadzooks, he will not disclose any confidential information relating to Gadzooks and he will not solicit, interfere or compete with Gadzooks, its business, its clients or its customers for a period of two years.

         Gadzooks has severance agreements with Mr. Kotch and Ms. Masters pursuant to which Gadzooks will continue to pay such officer's base salary for a period of six months in the event of termination without cause. Each of the remaining Named Executive Officers has also agreed not to participate, while an employee of Gadzooks and for a period of 12 months thereafter, in a business or enterprise that competes with Gadzooks.

                      EQUITY COMPENSATION PLAN INFORMATION

         The Company currently maintains the following equity compensation plans: (1) the 1992 Incentive and Non-Statutory Stock Option Plan, (2) the 1994 Incentive and Non-Statutory Stock Option Plan for Key Employees, (3) the 1995 Non-Employee Director Stock Option Plan and (4) the Gadzooks, Inc. Employee Stock Purchase Plan, also referred to as the ESPP. Each of these plans was approved by the Company's shareholders. The Company maintains no equity compensation plans that were not approved by shareholders. The following table sets forth, for each of these plans, the number of shares of the Company's Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of February 1, 2003.

                                                                                              NUMBER OF SHARES OF
                                                                                                  GADZOOKS, INC
                                                                                                  COMMON STOCK
                                                                                              REMAINING AVAILABLE
                                         NUMBER OF SHARES OF                                  FOR FUTURE ISSUANCE
                                           GADZOOKS, INC.                                         UNDER EQUITY
                                           COMMON STOCK TO                                     COMPENSATION PLANS
                                           BE ISSUED UPON        WEIGHTED-AVERAGE              (EXCLUDING SHARES
                                             EXERCISE OF         EXERCISE PRICE OF           REFLECTED IN THE FIRST
             PLAN CATEGORY               OUTSTANDING OPTIONS    OUTSTANDING OPTIONS                 COLUMN)
             -------------               -------------------    -------------------          ----------------------
Equity compensation plans approved
  by shareholders                            1,352,101(1)          $   12.98(2)                    263,185(3)
Equity compensation plans not approved
  by shareholders                                  N/A                   N/A                           N/A
                                             ---------             ---------                     ---------
Total                                        1,352,101             $   12.98                       263,185

----------

(1) This number does not include the number of shares that may be purchased under the ESPP in the current ESPP offering period as that number is not determinable until the end of the period.

(2) This number has been calculated exclusive of any outstanding ESPP options as the total number of shares purchased under the ESPP, and the purchase price of those shares, for the current ESPP offering period is not determinable until the end of that period.

(3) Of these shares, 22,548 shares were available for issuance or delivery under the ESPP.

THE FOLLOWING REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE AND THE SHAREHOLDER RETURN PERFORMANCE PRESENTATION SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees Gadzooks' financial reporting process on behalf of your Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee, which is composed of independent directors in compliance with Rule 4200 of the National Association of Securities Dealers' listing standards, reviewed the audited financial statements in the Annual Report with management. The Audit Committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with PricewaterhouseCoopers LLP, Gadzooks' independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Gadzooks' accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants their independence from management and Gadzooks including the matters required by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with their independence.

         The Audit Committee discussed with our independent accountants the overall scope and plans for their audit. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during fiscal year 2002.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 1, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, that PricewaterhouseCoopers LLP serve as our independent auditors for the fiscal year ending January 31, 2004.

                                Audit Committee

                                G. Michael Machens, Chairman
                                William C. Bousquette
                                Ron G. Stegall
                                Lawrence H. Titus, Jr.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee established compensation policies and made the compensation decisions described herein for fiscal 2002. The Compensation Committee's compensation policies were applied to each of the Named Executive Officers, including the Chief Executive Officer, in the same manner.

         The Compensation Committee believes that in order for Gadzooks to succeed it must be able to attract and retain qualified executives. The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are (i) to provide a compensation package consisting of a base salary, bonus and long term incentives in the form of stock options that is in the aggregate competitive with the median range for retail companies of similar stage and growth and (ii) to allow Gadzooks to attract and retain talented executive officers and to align their interests with those of the shareholders.

BASE SALARY

         The Compensation Committee engages an independent consultant to assist them in reviewing the executive base salaries and compensation packages paid by similar companies, primarily mall-based, specialty retailers. The industry segment, size and growth rate of companies are considered to determine which specialty retailers are similar to Gadzooks and appropriate for executive salary comparisons. Information from various public filings of comparable specialty retailers is also used in the executive salary review. The Chief Executive Officer's base salary of approximately $550,000 for fiscal 2002 was determined in this manner (see the Summary Compensation Table). The Compensation Committee believes that the foregoing executive salary review, when taken together with the experience of Compensation Committee members within the retail industry, provides the basis for a reasonably informed judgment. (See "Election of Directors" for a description of the retail experience of each Compensation Committee member).

BONUS

         Annual incentive bonuses are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of Gadzooks, as well as the individual contribution of each officer. Accordingly, the executive officers of Gadzooks, including the Chief Executive Officer, participate in an annual executive incentive bonus plan ("Incentive Bonus Plan") which provides for cash bonuses based upon Gadzooks' overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with Gadzooks' annual financial plan. The Incentive Bonus Plan provides for no executive bonuses below a specified level of overall profitability. Upon the achievement of various increasing levels of profitability above the minimum target level, the Incentive Bonus Plan provides for greater percentages of such higher levels of profitability to be accrued in the Incentive Bonus Plan. The purpose of the Incentive Bonus Plan is to reward and reinforce executive management's commitment to achieve levels of annual profitability and return consistent with increasing shareholder value.

         The Compensation Committee annually determines in advance each executive's participation level in the Incentive Bonus Plan. The Compensation Committee takes into account various qualitative and quantitative factors that reflect the executive's position, longevity in office, level of responsibility and ability to impact Gadzooks' profitability and financial success.

         In fiscal 2001 and 2002, Gadzooks did not meet the minimum level of profitability required for executive officers to earn bonuses, and as a result, there were no Incentive Bonus Plan payments for fiscal 2001 and fiscal 2002.

         Cash bonuses earned under the Incentive Bonus Plan are paid each year upon completion of Gadzooks' annual audit of the results of operations for the previous fiscal year by Gadzooks' outside auditors.

LONG TERM INCENTIVES

         The final portion of the executive officers' compensation consists of stock options, which are typically granted annually. The number of options granted to each officer is based on various factors, such as level of responsibility, and both company and individual performance. Gadzooks utilizes this award to provide additional long-term incentives to its executive officers.

                                 Compensation Committee

                                 Robert E.M. Nourse, Chairman
                                 Ron G. Stegall

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the percentage change in the cumulative total return on the Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) ("Nasdaq US") and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks ("Nasdaq Retail") for the period commencing on January 30, 1998 and ending on February 1, 2003.


                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                    JANUARY 30, 1998 THROUGH FEBRUARY 1, 2003

                                    (GRAPH)

                      Nasdaq US    Nasdaq Retail    Gadzooks
                      ---------    -------------    --------
      1/30/1998         100.00        100.00         100.00
      1/29/1999         156.56        122.22          35.30
      1/28/2000         241.13         97.95          61.90
       2/3/2001         164.45         75.32          96.25
       2/2/2002         118.99         89.75          74.50
       2/1/2003          83.00         73.00          18.25

----------

(1) Assumes that $100.00 was invested on January 30, 1998 in Gadzooks' Common Stock at that day's closing price of $20.00 per share, and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                              CERTAIN TRANSACTIONS


         The following directors and executive officers of Gadzooks have certain registration rights with regard to shares of Common Stock held by them: Gerald
R. Szczepanski, Lawrence H. Titus, Jr. and Robert E.M. Nourse.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Gadzooks' directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Gadzooks. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Gadzooks with copies of all Section 16(a) reports they file. To Gadzooks' knowledge and based solely on review of the copies of such reports furnished to Gadzooks during the period commencing February 2, 2002 and ending February 1, 2003, its officers, directors and greater than 10% beneficial owners had complied with all applicable Section 16(a) filing requirements.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT


         The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 31, 2003 with respect to (i) each person known by Gadzooks to own beneficially more than five percent of the Common Stock; (ii) each of Gadzooks' directors and executive officers; and (iii) all directors and executive officers as a group. Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days after March 31, 2003, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                              BENEFICIAL OWNERSHIP
                                                          ----------------------------
                NAME                                       SHARES           PERCENTAGE
                ----                                      ---------         ----------
Gerald R. Szczepanski(1) ..........................         448,362            4.80%
Paula Y. Masters(2) ...............................         122,673            1.33%
William S. Kotch III(3) ...........................          55,874               *
Stephen R. Puterbaugh(4) ..........................          45,970               *
James A. Motley(5) ................................          58,944               *
George S. Sotirin(6) ..............................          22,325               *
Jeffrey P. Creecy(7) ..............................          24,200               *
G. Michael Machens(8) .............................          32,960               *
Robert E.M. Nourse(9) .............................          24,210               *
Lawrence H. Titus, Jr.(10) ........................          59,045               *
Ron G. Stegall(11) ................................          13,263               *
William C. Bousquette(12) .........................           8,251               *
Carolyn Greer Gigli(13) ...........................           5,000               *
Dimensional Fund Advisors Inc.(14) ................         688,600            7.52%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401 ................
Fuller & Thaler Asset Management, Inc.(15) ........         657,323            7.18%
  411 Borel Avenue, Suite 402
  San Mateo, California 94402 .....................
Liberty Wanger Asset Management, L.P.(16) .........       1,352,000           14.76%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606 .........................
Kennedy Capital Management, Inc.(17) ..............         625,610            6.83%
   10829 Olive Boulevard
   St. Louis, Missouri 63141 ......................
Royce & Associates, LLC(18) .......................         462,700            5.05%
   1414 Avenue of the Americas
   New York, New York 10019
Wachovia Corporation(19) ..........................         632,511            6.91%
    One Wachovia Center
   Charlotte, North Carolina 28288-0137
William Blair & Company, L.L.C.(20) ...............         973,190           10.62%
    222 W. Adams Street
   Chicago, Illinois 60606
All directors and executive officers as a group ...         921,077           10.06%
    (13 persons)(21)

----------

*        Less than 1%

(1) Includes 175,620 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(2) Includes 92,000 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(3) Includes 43,347 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(4) Includes 33,770 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(5) Includes 55,250 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(6) Includes 21,800 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(7) Includes 24,200 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(8) Includes 15,140 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(9) Includes 15,140 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(10) Includes 14,723 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(11) Includes 11,179 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(12) Includes 3,251 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(13) Includes no shares of common stock subject to options exercisable within 60 days of March 31, 2003.

(14) Based on a report on Schedule 13G/A filed with the SEC, dated February 12, 2003. Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses both voting and investment power over the securities of Gadzooks that are owned by the Funds. All securities reported on this
         Schedule 13G/A are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

(15) Based on a report on Schedule 13G/A filed with the SEC, dated February 13, 2003. Fuller and Thaler Asset Management, Inc. has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. No account individually holds more than five percent of the outstanding Common Stock.

(16) Based on a report on Schedule 13G/A filed with the SEC, dated February 12, 2003. These 1,352,000 shares have been acquired on behalf of discretionary clients of Liberty Wanger Asset Management, L.P. ("WAM"), including Liberty Acorn Trust ("ACORN"). Persons other than WAM and WAM Acquisition GP, Inc. are entitled to receive all dividends from, and proceeds from the sale of, these shares. Acorn is the only such person known to be entitled to all dividends from, and all proceeds from the sale of, shares reported herein to the extent of more than five percent of the class.

(17) Based on a report on Schedule 13G filed with the SEC, dated February 18, 2003. Kennedy Capital Management, Inc. beneficially owns 625,610 shares, has the sole power to vote 504,560 shares and has the sole power to dispose of 625,610 shares.

(18) Based on a report on Schedule 13G filed with the SEC, dated February 5, 2003. Royce & Associates, LLC beneficially owns 462,700 shares and has the sole power to vote and dispose of 462,700 shares.

(19) Based on a report on Schedule 13G filed with the SEC, dated February 12, 2003. Wachovia Corporation beneficially owns 632,511 shares, has the sole power to vote 620,061 shares and has the sole power to dispose of 632,511 shares.

(20) Based on a report on Schedule 13G filed with the SEC, dated February 13, 2003. William Blair & Company, L.L.C. beneficially owns 973,190 shares and has the sole power to vote and dispose of 973,190 shares.

(21) These shares include 505,420 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2003.

         PROPOSAL 2. APPROVAL OF THE AMENDMENTS TO THE 1995 NON-EMPLOYEE

                           DIRECTOR STOCK OPTION PLAN


         The purpose of the Director Plan is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

         The Board of Directors has adopted, subject to shareholder approval, amendments to the Director Plan (the "Director Plan Amendments") to (i) increase the number of shares for which options will be granted to newly-elected or appointed non-employee directors from 5,000 shares to 15,000 shares, (ii) provide for a one-time grant of an option to purchase 10,000 shares to each non-employee director on the day of the Annual Meeting and (iii) increase the number of shares available for issuance under the Director Plan from 100,000 to 200,000. The full text of the proposed amendment is included in Appendix B, attached to this Proxy Statement.

         General. In August 1995, the Board of Directors and the shareholders of the Company approved the Director Plan. The Director Plan is administered by the Board of Directors. Currently under the Director Plan, each member of the Board of Directors who is not an employee of the Company is automatically granted an option to purchase 2,000 shares of Common Stock on the third day after Gadzooks' release of annual earnings. The number of shares of Common Stock authorized for issuance under the Director Plan is 100,000. As of the date of this Proxy Statement, options to purchase 78,178 shares are outstanding under the Director Plan.

         If the Director Plan Amendments are approved, each new director who is elected or appointed during any year shall receive on such date of election or appointment an option to purchase 15,000 shares of Common Stock and each non-employee director will be granted a one-time option to purchase 10,000 shares on the day of the Annual Meeting. In addition, the Director Plan Amendments will increase the number of shares of Common Stock authorized for issuance under the Director Plan to 200,000.

         Exercise. Options granted to date under the Director Plan vest over either a two-year period or a four-year period. Options granted annually to each incumbent non-employee director vest over a two-year period with 33 1/3% exercisable upon the date of grant and the remaining portion of the option vesting in 33 1/3% increments on each of the first and second anniversaries of the date of grant. The one-time option grant to each incumbent non-employee director proposed by the Director Plan amendments will vest over a four-year period with 20% exercisable upon the date of grant and the remaining portion of the option vesting in 20% increments on each of the next four anniversaries of the date of grant. The exercise price per share of options granted under the Director Plan is 100% of the per share fair market value of the Common Stock on the date of grant. The term of any options granted under the Director Plan is ten years from the date of grant. The option exercise price may be paid in cash or, to the extent permitted by the Board of Directors, by delivery of Common Stock already owned by the optionee (valued at the fair market value at the time of exercise) or such other consideration and method of payment as is permitted under the Texas Business Corporation Act.

         Non-Assignability. No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option is exercisable only by the optionee.

         Termination of Relationship. In the event that an optionee ceases to be a member of the Board of Directors for reasons other than the optionee's death or disability, any portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee ceases to be a member of the Board of Directors may be exercised, to the extent it is then vested, by the optionee within 60 days of the date the optionee ceases to be a member of the Board of Directors. All options shall terminate after such 60 days have expired.

         If an optionee ceases to be a member of the Board of Directors by reason of his permanent disability or death, any portion of an option granted to such optionee which is then vested but has not been exercised at the time of such cessation of service shall be exercisable by the optionee (or by the optionee's personal representative or heir or legatee, in the event of death) at any time within six months following the date of permanent disability or death.

         If an optionee ceases to be a member of the Board of Directors for any reason and such optionee had been a director for the five consecutive years immediately preceding the date the optionee ceased to be a member of the Board of Directors, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative or heir or legatee, in the event of death, as the case may be) within 36 months of the date the optionee ceases to be a member of the Board of Directors.

         Holding Periods. Any equity security, as defined in the Exchange Act or the rules and regulations thereunder, offered pursuant to the Director Plan may not be sold for at least six months after the date of grant thereof, and any derivative security, as defined in the rules and regulations promulgated under
Section 16 of the Exchange Act , offered pursuant to the Director Plan may not be sold for at least six months after the acquisition thereof, except in the event of the death or permanent disability of the holder thereof.

         Adjustments to Options. If shares of Common Stock are subdivided or combined into a greater or smaller number of shares or if the Company issues any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or outstanding capital stock or otherwise (an "Acquisition"), the Board of Directors or the board of directors of any entity assuming the obligations of the Company under the Director Plan shall, with respect to outstanding options, take one or more of the following actions: (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such options or of any installment of any such options; (iii) upon written notice to the optionees, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iv) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

         In the event of a recapitalization or reorganization of the Company (other than a transaction described above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his option prior to such recapitalization or reorganization.

         Except as expressly described in this section, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than Common Stock or securities convertible into Common Stock.

         Amendment. The Board of Directors may, from time to time, alter, amend, suspend, or discontinue the Director Plan, or alter or amend any and all option agreements granted thereunder; provided, however, that no such action of the Board of Directors, without the approval of the shareholders of the Company, may alter the provisions of the Director Plan so as to (i) increase the number of shares of Common Stock subject to the Director Plan (except as described above) or the formula by which options are granted to participating members of the Board of Directors, (ii) change the provisions of the Director Plan regarding the termination of options or the times when they may be exercised, (iii) change the period during which any options may be granted or remain outstanding or the date on which the Director Plan shall terminate, (iv) change the class of employees or consultants eligible to be granted options under the Director Plan, or (v) materially increase the benefits accruing to participants under the Director Plan. The provisions of the Director Plan shall not be amended more than once during any six month period, except any amendments which may be required by the Internal Revenue Code of 1986, the Employee Retirement Income Security Act, or the rules thereunder.

         Federal Income Tax Aspects. Each of the options granted under the Director Plan will be non-qualified stock options ("NQSOs"). The federal income tax consequences for non-qualified stock options under the Director Plan requires the director to recognize compensation income upon the receipt of such option if the option has a readily ascertainable fair market value at the time of the grant, in the amount of the fair market value of the option. In the opinion of the Company, options granted under the Director Plan will not have a readily ascertainable fair market value at the time of their grant. If the NQSOs do not have a readily ascertainable fair market value, the director will not recognize income upon grant of the NQSO, but will recognize compensation income upon the exercise of the NQSO if the shares issued pursuant to such exercise are either transferable or not subject to substantial risk of forfeiture. The amount of the income will be measured by the excess, if any, of the fair market value of the shares at the time of exercise (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) over the amount paid as the exercise price of the NQSO. If, however, the director is subject to a substantial risk of forfeiture with respect to the shares received upon the exercise of the NQSO, then the taxable income realized by the employee will be deferred and will be measured based on the fair market value of the shares at the time the forfeiture restrictions lapse. Gain or loss on the subsequent sale or exchange of such shares will be capital gain or loss if the shares are a capital asset in the hands of the director. Such capital gain or loss will be a long-term or short-term capital gain or loss depending on the holding period. A director may elect, pursuant to Section 83(b) of the Code, to be taxed in the taxable year in which a NQSO is exercised on the difference between the fair market value of the Common Stock on the date of exercise and the exercise price.

         In the case of compensation income recognized by a director as described above in connection with the exercise of an option, the Company will be entitled to a corresponding income tax deduction for its taxable year in which or with which ends the taxable year of the director in which the amount of compensation income is included in such director's gross income. The director will be deemed to have included such compensation income in gross income if the Company satisfies in a timely manner the Form 1099 reporting requirements under
Section 6041 or Section 6041A of the Code, whichever is applicable, and the Treasury regulations thereunder.

         As of March 31, 2003, the market value of the Common Stock as reported on The Nasdaq Stock Market was $2.42 per share.

         The following table provides information concerning options granted pursuant to the Director Plan.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                                                Number of Shares Underlying
                                                 Options Outstanding as of
    Name and Position                                  March 31, 2003                Exercise Price Per Share (1)
    -----------------                           ---------------------------          ----------------------------
Gerald R. Szczepanski(2,3)
Chairman of the Board                                          --                                    --
and Chief Executive Officer

Paula Y. Masters(2)
President and Chief Merchandising                              --                                    --
Officer

James A. Motley(2)
Vice President, Chief Financial                                --                                    --
Officer and Secretary

George S. Sotirin(2)
Vice President - Store Operations                              --                                    --

William S. Kotch(2)
Senior Vice President - Real Estate                            --                                    --

All executive officers as a group
(7 persons)(2)                                                 --                                    --

All non-employee directors as a
group (6 persons)(3)                                         78,178                                $14.99

All non-executive officer employees
as a group(2)                                                  --                                    --

(1) Exercise prices shown are weighted averages of the actual exercise prices for stock options granted to the individuals or the group, as applicable.

(2)      Not eligible for participation.

(3) Assumes that the current nominee for director at the Annual Meeting is elected by the shareholders.

Approval of the Director Plan Amendments will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

   PROPOSAL 3. APPROVAL OF THE AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN

         The purpose of the Stock Purchase Plan is to give employees of the Company an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock.

         The Board of Directors has adopted, subject to shareholder approval, an amendment to the Stock Purchase Plan (the "Stock Purchase Plan Amendments") to increase the maximum aggregate number of shares reserved for issuance from 110,000 to 160,000. The full text of the proposed amendment is included in Appendix C attached to this Proxy Statement.

         General. In June 1998, the Board of Directors and the shareholders of the Company approved the Stock Purchase Plan. The Stock Purchase Plan is administered by the Compensation Committee. Any person who is an employee of the Company who is scheduled to work at least 20 hours per week on a regular basis and has completed six months of employment with the Company is eligible to participate in the Stock Purchase Plan. As of March 31, 2003, approximately 1,073 employees of the Company were eligible to participate in the Stock Purchase Plan. Currently, the Company has reserved 110,000 shares of Common Stock for issuance under the Stock Purchase Plan. Such shares of Common Stock may be newly-issued by the Company or may be purchased in the open market by the Company. The Stock Purchase Plan is currently implemented by 180 monthly offerings of the Common Stock (the "Offerings") commencing, respectively, on April 1, 1998 and on the first day of each calendar month thereafter ending with March 1, 2013. Each Offering shall terminate on the last day of each such month, respectively. Common Stock will be purchased for participants in the Stock Purchase Plan as of the last day of each Offering with the money deducted from their paychecks during the Offering. The purchase price per share of Common Stock will be an amount equal to 85% of the fair market value of a share of Common Stock on the last day of such Offering.

         If the Stock Purchase Plan Amendments are approved, the aggregate number of shares of Common Stock that can be issued under the Stock Purchase Plan shall increase to 160,000.

         Payroll Deductions. A participant may elect to have payroll deductions made under the Stock Purchase Plan for the purchase of Common Stock in an amount not to exceed 15% of the participant's compensation. Compensation for purposes of the Stock Purchase Plan means total cash compensation, including regular pay, overtime pay and bonuses, and it also includes pre-tax employee contributions under a Section 401(k) plan or non-qualified deferred compensation plan. Contributions to the Stock Purchase Plan will be on an after-tax basis (i.e., such contributions are subject to federal, state and local taxes). A participant may terminate his or her payroll deductions at any time. A participant may elect to increase or decrease the amount of his or her payroll deductions within the first 30 days of a quarter, but not more than once each quarter.

         A stock purchase account is established for each participant in the Stock Purchase Plan. Amounts deducted from participants' paychecks are credited to their accounts with respect to each Offering. No interest accrues with respect to any amounts credited to the accounts. As of the last day of each Offering, the amount credited to a participant's stock purchase account with respect to such Offering is used to purchase the largest number of whole shares of Common Stock at the price as determined above. The Common Stock is purchased directly from the Company. No brokerage or other fees are charged to participants.

         Withdrawal and Transferability. A participant may withdraw from participation in the Stock Purchase Plan at any time by written notice to the Company. The payroll deductions of a withdrawing participant shall cease beginning with the next pay period. None of a participant's payroll deductions then credited to his or her account in connection with an Offering is returned to the participant, but is instead applied to the purchase of shares during the appropriate Offering. A participant's withdrawal from any Offering disqualifies the participant from again participating in the Stock Purchase Plan until the next Offering that commences on the first day of a calendar quarter. Rights to purchase shares of Common Stock under the Stock Purchase Plan are exercisable only by the participant and are not transferable.

         Termination and Amendment. If not sooner terminated automatically because all shares reserved under the Stock Purchase Plan have been issued and sold, the Stock Purchase Plan will continue in effect until terminated by the Board of Directors. The Board of Directors of the Company may amend or terminate the Stock Purchase Plan at any time, except that certain amendments may be made only with the approval of the shareholders of the Company.

         Federal Income Tax Consequences. The following is a summary of the federal income tax consequences to employees participating in the Stock Purchase Plan and to the Company, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. The summary does not address the consequences under any other applicable tax laws. The provisions of the Code, regulations thereunder and related interpretations are complicated and their impact in any one case may depend upon the particular circumstances relating thereto.

         Rights to purchase stock under the Stock Purchase Plan are referred to in the Code as "options." A participating employee does not recognize income at the time options are granted to such employee or when the employee exercises such options and purchases shares of Common Stock. An employee is taxed on amounts withheld from salary under the Stock Purchase Plan as if actually received, and the Company is entitled to deduct a corresponding amount.

         If an employee does not dispose of the shares of Common Stock purchased pursuant to the Stock Purchase Plan within two years after the date of grant of the options to the employee, or if the employee dies without having disposed of such shares, such employee must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition or death an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the amount paid for the shares, or (ii) the excess of the fair market value of the shares at the date of grant of the options over the exercise price. For purposes of determining the holding period and the amount of ordinary income the employee must include upon disposition or death, the option grant date is the beginning of each Offering for tax purposes. If the amount realized upon such a disposition by way of sale or exchange of the shares exceeds the purchase price plus the amount, if any, included in income as compensation, such excess will be capital gain. If the holding period for the shares is not more than one year, the gain or loss will be short-term capital gain or loss. Short-term capital gain is taxable at the same rates as ordinary income. If the holding period is more than one year, the gain or loss will be long-term capital gain or loss. In general, long-term capital gain is subject to lower maximum federal income tax rates than ordinary income. Currently the maximum rate for long-term capital gain on assets held for more than one year is generally 20%.

         The Company is not entitled to any deduction with respect to options granted under the Stock Purchase Plan or shares of Common Stock issued and delivered pursuant to the exercise of such options, if the holding period requirements are met or the employee dies prior to disposing of the shares acquired upon exercise.

         If an employee disposes of the shares of Common Stock within two years from the date of grant of the option, the employee will recognize ordinary income at the time of disposition which will equal the excess, if any, of the fair market value of the shares on the date of exercise over the amount paid for such shares. The Company may be required to withhold employment and other taxes related to such ordinary income. The Company will generally be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of such shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period for the shares. If an employee disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and such basis will be a long-term or short-term capital loss, depending upon the holding period for the shares.

         The Company is entitled to withhold in any lawful manner any employment taxes or other similar amounts if any such taxes or amounts must be withheld or otherwise paid by any employee upon the purchase of stock pursuant to the Stock Purchase Plan or the subsequent sale of stock so purchased.

                          EMPLOYEE STOCK PURCHASE PLAN

            Participation in the Stock Purchase Plan is voluntary. The Company cannot now determine the amount of shares of Common Stock that will be acquired by participants therein or the dollar value of any such participation. The following table sets forth information regarding shares of Common Stock purchased during the fiscal year ended February 1, 2003 under the Stock Purchase Plan by the individuals and groups set forth below.


                                                                                          Aggregate
                                                                                         Price of the
           Name and Position                                 Number of Shares         Underlying Shares(1)
           -----------------                                 ----------------         --------------------
Gerald R. Szczepanski ................................             1,827                   $  13.68
Chairman of the Board
and Chief Executive Officer

Paula Y. Masters .....................................             1,179                       6.83
President and Chief Merchandising Officer

James A. Motley ......................................               647                       6.74
Vice President, Chief Financial Officer and Secretary

George Sotirin .......................................              --                         --
Vice President - Store Operations

William S. Kotch III .................................              --                         --
Senior Vice President - Real Estate

All executive officers as a group(7 persons) .........             3,653                      10.24

All non-employee directors as a group(6 persons)(2) ..              --                         --

All non-executive officer employees as a group .......            22,267                       7.49

----------

(1) Calculated by averaging the option price of the shares purchased under the Stock Purchase Plan.

(2)      Not eligible for participation.

         Approval of the Stock Purchase Plan Amendments will require the affirmative vote of the holders of a majority of the Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


             PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, which has served as independent auditors of Gadzooks since 1992, as independent auditors of Gadzooks for the fiscal year ending January 31, 2004, and recommends ratification by the shareholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote on this matter and represented in person or by proxy at the Annual Meeting. Accordingly, under the Bylaws of Gadzooks and in accordance with Texas law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy.

AUDIT FEES

         During fiscal 2002, PricewaterhouseCoopers LLP billed the Company $143,216 for audit fees, which included $18,550 for quarterly reviews.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP did not provide any services related to financial information systems design and implementation during fiscal 2002, and therefore, no fees for such services were billed to Gadzooks.

ALL OTHER FEES

         PricewaterhouseCoopers LLP provided Gadzooks with tax and consulting services during fiscal 2002. Fees for such services totaled $26,460.

         The members of the Audit Committee of the Board of Directors believe that the payment of the "other fees" set forth above did not preclude PricewaterhouseCoopers LLP from maintaining its independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of PricewaterhouseCoopers LLP as Gadzooks' independent auditors without the approval of the shareholders of Gadzooks whenever the Board of Directors deems such termination necessary or appropriate. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

         The 2002 Annual Report of Gadzooks, including financial statements, accompanies this Proxy Statement.

                              SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal for inclusion in the proxy material for presentation at Gadzooks' 2004 Annual Meeting of Shareholders must forward such proposal to the Secretary of Gadzooks at the address indicated on the first page of this proxy statement, so that the Secretary receives it no later than January 19, 2004. Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at the 2004 Annual Meeting of Shareholders without inclusion in Gadzooks' proxy statement for such meeting is received at Gadzooks' principal office after April 4, 2004, then a proxy will have the ability to confer discretionary authority to vote on such proposal.

                           FORWARD-LOOKING STATEMENTS

         This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to fluctuations in store sales results, changes in economic conditions, fluctuations in quarterly results and other factors described in the "Risk Factors" section of Gadzooks' Annual Report on Form 10-K for fiscal 2002. Such statements reflect the current views of our management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

                                    FORM 10-K

         COPIES OF GADZOOKS' ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 1, 2003 AS FILED WITH THE SEC, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO GADZOOKS, INC., 4121 INTERNATIONAL PARKWAY, CARROLLTON, TEXAS 75007, ATTENTION: JAMES A. MOTLEY, SECRETARY. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF A REASONABLE FEE TO COVER THE COSTS OF REPRODUCTION.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                          By Order of the Board of Directors,

                                          /s/ James A. Motley
                                          -----------------------------------
                                          James A. Motley, Secretary
May 13, 2003

                                                                      Appendix A

               CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                OF GADZOOKS, INC.

         This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Nominating and Governance Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Gadzooks, Inc., a Texas corporation (the "COMPANY").

I.       PURPOSE

         The Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying highly qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death or retirement of directors or a change in Board composition requirements; (d) reviewing candidates nominated by shareholders for election to the Board; (e) developing plans regarding the size and composition of the Board and its committees; (f) reviewing management succession plans; (g) developing and recommending to the Board a set of corporate governance principles applicable to the Company and reviewing such principles at least annually and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company; and (h) such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company's management.

II.      COMPOSITION

         The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be "independent directors," as such term is defined in the rules and regulations of the Nasdaq Stock Market ("NASDAQ"). Notwithstanding the foregoing, the Committee may have as one of its members a "non-independent director" (a) if the individual is a shareholder of the Company owning more than 20 percent of the Company's securities, regardless of whether or not such individual is also an officer of the Company, or (b) for a period not to exceed two years due to exceptional and limited circumstances pursuant to the rules and regulations of Nasdaq. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the United States Securities and Exchange Commission, Nasdaq or any securities exchange or market on which shares of the common stock of the Company are traded. The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interest of the Company.

III.     MEETING REQUIREMENTS

         The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

         The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

         The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee's actions to the Board from time to time (but at least once each year) as requested by the Board.

IV.      COMMITTEE RESPONSIBILITIES

         In carrying out its oversight responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

    A.   Board Candidates and Nominees

    1. To propose to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death or retirement of directors or a change in Board composition requirements;

    2. To develop criteria for the selection of new directors and nominees for vacancies on the Board, including procedures for reviewing potential nominees proposed by shareholders;

    3. To review with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board;

    4. To conduct candidate searches, interview prospective candidates and conduct programs to introduce the candidate to the Company, its management and operations, and confirm the appropriate level of interest of such candidates;

    5. To recommend to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board;

    6. To conduct appropriate inquiries into the background and qualifications of potential nominees;

    7. To review the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommending whether or not such director should be re-nominated; and

    8. To work with senior management to provide an orientation and continuing education program for directors.

         Notwithstanding the provisions set forth in this Section IV, if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors (e.g., preferred stock rights to elect directors upon a dividend default, shareholder agreements and management agreements), the selection and nomination of such directors need not be subject to the Committee's nominating and review process.

    B.   Board and Committees

    1. To review periodically the size of the Board and recommend to the Board changes as appropriate.

                                                                      Appendix B



                             AMENDMENT NO. 2 TO THE
                                 GADZOOKS, INC.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



         The Gadzooks, Inc. 1995 Non-Employee Director Stock Option Plan, as amended by Amendment No. 1 (the "PLAN"), is hereby further amended as follows:

         (1) Section 2 of the Plan is hereby amended to read in its entirety as follows:

              "2. Available Shares. The maximum number of shares of Common Stock for which Options may be granted under this Plan shall not exceed 200,000 shares, subject to adjustment in accordance with Section 10 of this Plan. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable without having been exercised in full, the unpurchased shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grants under the Plan."

         (2) Sections 4(b) and 4(c) of the Plan are hereby amended to read in their entirety as follows:

              "(b) Grants to New Directors. Each person who is neither an employee nor an officer of the Company who becomes a member of the Board of Directors for the first time will be automatically granted on the date such membership on the Board of Directors commences, without further action by the Board of Directors, an Option to purchase 15,000 shares of Common Stock.

              (c) Special Grant to Incumbent Directors. On June 17, 2003, without further action by the Board of Directors, G. Michael Machens, Lawrence H. Titus, Jr., Ron G. Stegall, William C. Bousquette, Robert E.M. Nourse, and Carolyn Greer Gigli will each receive a grant of an Option to purchase 10,000 shares of Common Stock."


         IN WITNESS WHEREOF, the Company has caused its duly authorized officer
to execute this Amendment No. 2 as of the       day of             , 2003.
                                          -----        ------------

                                              GADZOOKS, INC.


                                      By:
                                              -------------------------------
                                      Name:   James A. Motley
                                      Title:  Vice President, Chief Financial
                                              Officer and Secretary

                                                                      Appendix C


                             AMENDMENT NO. 4 TO THE
                                 GADZOOKS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         The Gadzooks, Inc. Employee Stock Purchase Plan, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 (the "PLAN"), is hereby further amended as follows:

         1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

         "4.1 Annual Offerings. The Plan will be implemented by 180 monthly offerings of the Company's Common Stock (the "OFFERINGS") commencing respectively on April 1, 1998 and the first day of each calendar month thereafter, ending with March 31, 2013, subject to any suspensions of Offerings deemed necessary or advisable by the Committee. Each Offering shall terminate on the last day of each such month respectively. The aggregate number of shares that may be issued under the Plan is 160,000 minus the number of shares (subject to adjustment pursuant to Section 12.3 hereof) that have been issued under the Plan prior to April 30, 2003. The commencement date of each Offering ("OFFERING COMMENCEMENT DATE") shall be the first day of each calendar month in the period beginning April 1, 1998 and ending March 31, 2013. The termination date of each Offering ("OFFERING TERMINATION DATE") shall be the last day of each such calendar month."

         2. Section 10.1 of the Plan is hereby amended and restated in its entirety to read as follows:

         "10.1 Maximum Shares. The maximum number of shares that shall be reserved for issuance under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.3 hereof shall be 160,000 shares minus the number of shares (as appropriately adjusted pursuant to Section 12.3 hereof) that have been issued under the Plan prior to April 30, 2003. Such shares may be newly issued by the Company or may be purchased by the Company on the open market. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI above exceeds the maximum number of shares available pursuant to the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in a nearly uniform matter as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned as promptly as possible."

         3. Section 12.5 of the Plan is hereby amended and restated in its entirety to read as follows:

         "12.5 Effective Date. The Plan became effective as of April 1, 1998, Amendment No. 1 became effective as of March 30, 2000, Amendment No. 2 became effective as of November 29, 2001, and Amendment No. 3 became effective as of April 23, 2002. Amendment No. 4 to the Plan shall become effective as of June 17, 2003, subject to approval by the holders of a majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 2003. If Amendment No. 4 to the Plan is not so approved, the Amendment shall not become effective."

         4. In all other respects, the Plan shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the foregoing amendment is hereby duly executed by the corporate officer signing below as of _________, 2003.

                                     GADZOOKS, INC.


                                     By:
                                             --------------------------------
                                     Name:   James A. Motley
                                     Title:  Vice President, Chief Financial
                                             Officer and Secretary



  A VOTE "FOR" PROPOSALS 1 THROUGH 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS.                      Please Mark Here
                                                                                                    for Address         [  ]
                                                                                                    Change or Comments
                                                                                                    SEE REVERSE SIDE


Item 1. Election of Directors                                                                               FOR   AGAINST   ABSTAIN
                                                                        Item 2. Proposal to approve the
        FOR                     WITHHOLD AUTHORITY                              amendments to the 1995      [ ]     [ ]       [ ]
        the nominees            to vote for the                                 Non-Employee Director
        listed below            nominees below          EXCEPTIONS              Stock Option Plan.

                                                                                                            FOR   AGAINST   ABSTAIN
                                                                        Item 3. Proposal to approve the
                                                                                amendments to the           [ ]     [ ]       [ ]
                                                                                Employee Stock Purchase
                                                                                Plan.

                                                                                                            FOR   AGAINST   ABSTAIN


Nominees:01 Carolyn G. Gigli, 3 year term                               Item 4. Proposal to ratify the
         02 Ron S. Stegall, 3 year term                                         appointment of
         03 Gerald R. Szczepanski, 3 year term                                  PricewaterhouseCoopers LLP  [ ]     [ ]       [ ]
                                                                                as independent auditors for
                                                                                the Corporation.


(INSTRUCTIONS: To withhold authority to vote for the nominee(s),        Item 5. In their discretion, the Proxies are authorized to
mark the "Exceptions" box and  write the nominee's name in the                  vote upon such other business as may properly come
space provided below.)                                                          before the meeting.

Exceptions
---------------------------------------------------------------------


                                                                                       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE                                                SIGNATURE                                              DATE
         -----------------------------------------------           --------------------------------------------      --------------

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS
EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME
BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
-----------------------------------------------------------------------------------------------------------------------------------
                                                      o FOLD AND DETACH HERE o

                                      PROXY
                                 GADZOOKS, INC.
                           4121 INTERNATIONAL PARKWAY
                            CARROLLTON, TEXAS 75007

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Gerald R. Szczepanski, James A. Motley and Eliot D. Raffkind as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Gadzooks, Inc. held on record by the undersigned on May 1, 2003, at the annual meeting of stockholders to be held on June 17, 2003 or any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)



--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o